UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2011 (January 5, 2011)

Asia Atlantic Resources
(Exact name of registrant as specified in its charter)

Nevada	333-146572	00-0000000
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

2101 Vista Parkway, Suite 292
West Palm Beach, Florida	33411
(Address of Principal Executive Office)	(Zip Code)

(561) 228-6148
(Issuer's Telephone Number)

119-600 Eglinton Avenue East, Suite 409
Toronto, Ontario, Canada M4G 2K2

(Former name or former address, if changes since last report)

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a.)  and (b.) On January 5, 2011, Patricia Cooke resigned her position as Chief Executive Officer, and Director of Asia Atlantic Resources, (the “Company”).  At the time of the resignation there was no disagreement between Ms. Cooke and the Company and the resignation was solely for personal reasons.

(c.) and (d.) On January 5, 2011 one (1) new director was added pending the next annual meeting for the election of directors.  Existing director, Patricia Cooke, nominated and appointed J. Francisco Terreforte to serve as a Director until the next shareholder election of directors.  Following acceptance of the directorship, Mr. Terreforte was appointed Chief Financial Officer, President, and Chairman of the Board of Directors.  Following this action, on January 5, 2011, Ms. Cooke resigned as a Director as outlined in (a.) and (b.) above, effective immediately.

J. Francisco Terreforte, age 40, Sole Officer and Director, is currently an independent Consultant to several companies, specifically in the mortgage and realty investment sector.  Prior to becoming an independent Consultant, Mr. Terreforte oversaw the Mortgage Administration Division of Central Florida Investments, Inc.  Mr. Terreforte was with Central Florida Investments for eight (8) years.  Mr. Terreforte holds a Bachelor's Degree in Business Administration from the A.G.M - University of Puerto Rico and is fluent is Spanish.

SIGNATURES

In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Asia Atlantic Resources
A Nevada Corporation

(Registrant)

By:	/s/ J. Francisco Terreforte
J. Francisco Terreforte, CEO, CFO, Chairman

Date: February 8, 2011